UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2023

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of the Chief Executive Officer

On November 6, 2023, the Team, Inc. (the “Company”) and Keith D. Tucker, the Company’s Chief Executive Officer, entered into a compensation letter to adjust Mr. Tucker’s compensation to the following, effective as of October 1, 2023:

Base Salary:	$750,000, less applicable taxes and withholdings, payable in accordance with the Company’s regular payroll practices.

Annual Bonus:	Target of 100% of base salary (pro-rated during the 2023 calendar year based on the different base salary amounts in effect).

Long-Term Incentive Award:
Long-term incentive award granted in November 2023, which will vest one-third on November 6, 2023, one third on November 6, 2024 and one-third on November 6, 2025, subject to applicable terms and conditions including Mr. Tucker’s continued employment with the Company through each vesting date, and consisting of (i) a one-time restricted stock unit award with a grant date value of $675,000 and (ii) a one-time performance based restricted stock unit award with a grant date value of $1,575,000.

Severance Benefits:
Mr. Tucker will continue to be eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as in effect from time to time and the benefits associated with the Chief Executive Officer position.

The foregoing description of the compensation letter does not purport to be complete and is qualified in its entirety by reference to the full text of the compensation letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

There is no family relationship between Mr. Tucker and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Mr. Tucker and any other persons pursuant to which Mr. Tucker was selected to serve as the Company’s Chief Executive Officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Tucker has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 6, 2023, the Company issued a press release announcing (i) the appointment of Michel J. Caliel as the Executive Chairman of the Company and (ii) the appointment of Anthony R. Horton as Lead Independent Director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events
Appointment of Executive Chairman

On November 6, 2023, the Company appointed Michael J. Caliel as the Executive Chairman of the Company. Mr. Caliel, who joined the Company as a director in February 2022, has served as the non-executive Chairman of the Company’s Board of Directors (the “Board”) since March 2022. In his newly extended role as Executive Chairman, Mr. Caliel’s key responsibilities include leadership of the Board and oversight of the Company’s strategic initiatives and key programs supporting its strategy. Mr. Caliel will continue to serve on the Company’s Executive Committee (the “Executive Committee”).

Creation and Appointment of Lead Independent Director; Committee Assignments

In connection with the appointment of Mr. Caliel as Executive Chairman, the Company, among other things (i) appointed Anthony R. Horton as the Lead Independent Director, (ii) assigned Mr. Horton to the Executive Committee and to replace Mr. Caliel as chair thereof, (iii) assigned Mr. Horton to replace Mr. Caliel on the Company’s Corporate Governance and Nominating Committee and as chair thereof, and (iv) assigned Ted Stenger to replace Mr. Caliel on the Company’s Compensation Committee.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer and Secretary
Dated: November 7, 2023